                                                                  EXHIBIT 10.168

                           WILSHIRE TECHNOLOGIES INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

On May 19, 2000, Wilshire Technologies, Inc. (the "Company") completed the sale of certain assets and selected liabilities of the Company's Wilshire Contamination Control Division (the "Division") to Foamex Asia Co. LTD, an affiliate of Foamex International (FMX:NASDAQ).

The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based upon the historical consolidated financial statements of the Company.

The historical financial information included in the Pro Forma Financial Statements represents the consolidated financial position and operations of the Company as previously reported by the Company in its Annual Report on Form 10-KSB for the year ended November 30, 1999 and its Quarterly Report on Form 10-QSB for the quarterly period ended February 29, 2000. The Pro Forma Financial Statements reflect the effect of the sale of certain net assets, the write off of related goodwill, and the recording of a loss related to the transaction of $214,000.

The Pro Forma statements of operations for the year ended November 30, 1999 and for the three months ended February 29, 2000 give effect to this transaction as if it were consummated on December 1, 1998. The pro forma unaudited condensed consolidated balance sheet as of February 29, 2000 gives effect to this transaction as if it were consummated on February 29, 2000. The loss associated with this transaction arising from the write off of goodwill is reflected in the pro forma unaudited condensed consolidated balance sheet. That loss is not included in the pro forma unaudited condensed consolidated statements of operations as it is non-recurring in nature. The pro forma adjustments, including the loss arising from the write off of goodwill, are described more fully in the accompanying notes. The Pro Forma Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had such transactions been consummated on the date or for the periods indicated and do not purport to be indicative of the results of operations for any future period. The Pro Forma Financial Statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended November 30, 1999 and the Company's Quarterly Report on Form 10-QSB for the quarterly period ended February 29, 2000.

                          WILSHIRE TECHNOLOGIES, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                FEBRUARY 29,2000
                                   (UNAUDITED)

                                                                                            Pro Forma
                                                                        Wilshire           Disposal of              Wilshire
                                                                   Technologies Inc.  Wilshire Contamination    Technologies Inc.
                                                                     Historical (a)    Control Division(b)         Pro Forma
                                                                      ------------         -----------            ------------
ASSETS
Current assets:
    Cash                                                              $     46,000         $        --            $     46,000
    Accounts receivable trade, net                                         397,000                  --                 397,000
    Inventories                                                            908,000            (813,000)                 95,000
    Other current assets                                                   332,000                  --                 332,000
                                                                      ------------         -----------            ------------
Total current assets                                                     1,683,000            (813,000)                870,000

Property and equipment, net                                              3,323,000             (86,000)              3,237,000
Goodwill, net                                                              325,000            (325,000)                     --
Patents and trademarks, net                                                124,000             (97,000)                 27,000
Note Receivable                                                                 --             880,000                 880,000

                                                                      ------------         -----------            ------------
                                                                      $  5,455,000         $  (441,000)           $  5,014,000
                                                                      ============         ===========            ============

Liabilities and shareholders' equity (net capital deficiency)
Current liabilities:

    Accounts payable                                                  $    374,000         $  (261,000)           $    113,000
    Accrued expenses                                                       352,000             145,000                 497,000
    Interest payable                                                     2,110,000                  --               2,110,000
    Line of credit                                                      12,383,000                  --              12,383,000
                                                                      ------------         -----------            ------------
Total current liabilities                                               15,219,000            (116,000)             15,103,000

Shareholders' equity (net capital deficiency):
    Preferred stock, no par value, 2,000,000 shares authorized
    Common stock                                                        25,912,000                  --              25,912,000
    Common stock warrants                                                  387,000                  --                 387,000
    Accumulated deficit                                                (36,063,000)           (325,000)(c)         (36,388,000)
                                                                      ------------         -----------            ------------
Total shareholders' equity (net capital deficiency                      (9,764,000)           (325,000)            (10,089,000)
                                                                      ------------         -----------            ------------
                                                                      $  5,455,000         $  (441,000)           $  5,014,000
                                                                      ============         ===========            ============





      The accounting notes are an integral part of the unaudited pro-forma condensed consolidated financial statements.

                          WILSHIRE TECHNOLOGIES, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED NOVEMBER 30, 1999
                                   (UNAUDITED)

                                                                          Pro Forma
                                                     Wilshire            Disposal of            Wilshire
                                                 Technologies Inc.  Wilshire Contamination  Technologies Inc.
                                                  Historical (a)      Control Division (b)      Pro Forma
                                                 -----------------  ----------------------  -----------------
Net sales                                          $  2,691,000          $(2,639,000)         $     52,000
Cost of sales                                         3,551,000           (1,488,000)            2,063,000
                                                   ------------          -----------          ------------
Gross margin                                           (860,000)          (1,151,000)           (2,011,000)

Operating expenses:
    Marketing and selling                               674,000             (575,000)               99,000
    General and administrative                        1,755,000             (156,000)            1,599,000
    Research and development                            176,000              (39,000)              137,000
                                                   ------------          -----------          ------------
Total operating expenses                              2,605,000             (770,000)            1,835,000
                                                   ------------          -----------          ------------

Loss from operations                                 (3,465,000)            (381,000)           (3,846,000)
Other income                                             (4,000)                  --                (4,000)
Interest income (expense), net                       (1,218,000)                  --            (1,218,000)
                                                   ------------          -----------          ------------
Loss before provision

    for state income taxes                           (4,687,000)            (381,000)           (5,068,000)

Provision for state income taxes - current                1,000                   --                 1,000
                                                   ------------          -----------          ------------
Net loss                                           $ (4,688,000)         $  (381,000)         $ (5,069,000)
                                                   ============          ===========          ============

Weighted average shares outstanding                  12,949,000                                 12,949,000
                                                   ============                               ============

Basic and diluted loss per share                   $      (0.36)                              $      (0.39)
                                                   ============                               ============



      The accounting notes are an integral part of the unaudited pro-forma condensed consolidated financial statements.

                     CONDENSED WILSHIRE TECHNOLOGIES, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED FEBRUARY 28, 2000
                                   (UNAUDITED)

                                                                           Pro Forma
                                                      Wilshire            Disposal of            Wilshire
                                                 Technologies Inc.   Wilshire Contamination  Technologies Inc.
                                                   Historical (a)     Control Division (b)       Pro Forma
                                                 -----------------   ----------------------  -----------------
Net sales                                           $    730,000           $(723,000)          $      7,000
Cost of sales                                          1,177,000            (477,000)               700,000
                                                    ------------           ---------           ------------
Gross margin                                            (447,000)           (246,000)              (693,000)

Operating expenses:
    Marketing and selling                                141,000            (105,000)                36,000
    General and administrative                           354,000             (20,000)               334,000
    Research and development                                  --                  --                     --
                                                    ------------           ---------           ------------
Total operating expenses                                 495,000            (125,000)               370,000
                                                    ------------           ---------           ------------

Loss from operations                                    (942,000)           (121,000)            (1,063,000)
Other income                                                  --                  --                     --
Interest income (expense), net                          (353,000)                 --               (353,000)
                                                    ------------           ---------           ------------
Loss before provision                                 (1,295,000)           (121,000)            (1,416,000)
    for state income taxes

Provision for state income taxes - current                 1,000                  --                  1,000
                                                    ------------           ---------           ------------

Net loss                                            $ (1,296,000)          $(121,000)          $ (1,417,000)
                                                    ============           =========           ============


Weighted average shares outstanding                   12,953,000                                 12,953,000
                                                    ============                               ============


Basic and diluted loss per share                    $      (0.10)                              $      (0.11)
                                                    ============                               ============


      The accounting notes are an integral part of the unaudited pro-forma condensed consolidated financial statements.

                           WILSHIRE TECHNOLOGIES INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

a) Represents historical consolidated financial information as filed on Form 10-QSB with the Securities and Exchange Commission on April 15, 2000 under the registrant name "Wilshire Technologies Inc."

b) To give effect to the sale of certain net assets as if it occurred on February 29, 2000 for the unaudited pro forma condensed balance sheet presentation and on December 1, 1998 for the unaudited pro forma condensed statements of operations presentation.

c) The Company expects to record a loss on the sale of certain net assets due to the write off of goodwill as previously described. As the sale of net assets was at book value, the loss is equal to the book value of the related goodwill. If the transaction had been consummated as of December 1, 1998 the Company would have recorded a loss of $335,000 for the year ended November 30, 1999. Such loss is not reflected in the pro forma unaudited condensed consolidated statements of operations.